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                                                                  EXHIBIT 10(ii)

                   TRUST AGREEMENT FOR AMERICAN STANDARD INC.

                    LONG-TERM INCENTIVE COMPENSATION PLAN AND

                        AMERICAN STANDARD COMPANIES INC.

                    SUPPLEMENTAL INCENTIVE COMPENSATION PLAN

        (As Amended and Restated in its Entirety As of December 5, 1996)



         This Trust Agreement dated as of January 1, 1993, and amended and restated in its entirety as of December 5, 1996, by and among American Standard Companies Inc., a Delaware corporation, American Standard Inc., a Delaware corporation, and Robert M. Kennedy, as Trustee, provides, on the terms and conditions set forth below, for the establishment and administration of a trust to hold shares of Common Stock issued as payouts under the American Standard Inc. Long-Term Incentive Compensation Plan and the American Standard Companies Inc. Supplemental Incentive Compensation Plan.



1.       Definitions.

         For purposes of this Trust Agreement, the following definitions shall apply:

         1.1. ASCI means American Standard Companies Inc., a Delaware corporation, which is the successor in interest to ASI Holding Corporation.

         1.2. ASCI Board means the Board of Directors of ASCI.

         1.3. ASCI Committee means the Management Development and Nominating Committee, or such other committee appointed by the ASCI Board, consisting of three or more persons who may or may not be directors or officers of the Company or ASCI.

         1.4. ASI Board means the Board of Directors of the Company.

         1.5. ASI Committee means the Management Development and Nominating Committee, or such other committee appointed by the ASI Board, consisting of three or more persons who may or may not be directors or officers of the Company or ASCI, to administer this Trust Agreement.

         1.6. Beneficiary means any one person or trust appointed by a Participant in an unrevoked writing filed with the Company directing that, in the event of such Participant's
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death, all of such Participant's rights under and interests in the Plan, as recorded pursuant to this Trust, shall vest in such person or trust, provided that a Participant's Beneficiary shall be deemed to be the estate or legal representative of such Participant if such written appointment is revoked and not replaced by another such written appointment filed with the Company, or if a Participant's Beneficiary does not survive such Participant.

         1.7. Cash Value means the value of the Shares credited to a Participant's Share Award Account, which shall be determined as follows: if the Shares in the Participant's Share Award Account

         (A) are retained in the Trust or sold to ASCI, the Company or a Subsidiary, based on the Fair Market Value as of the last day of the month in which the Participant's Termination Date occurs or

         (B) are sold to any person other than ASCI, the Company or a Subsidiary to effect a distribution in cash, the net proceeds of any such sale; provided that, any sale by the Trustee to effect a distribution hereunder shall be effected as of the last day of the month in which the Participant's Termination Date occurs.

         1.8. Change of Control means the occurrence of any of the following events:

                  (i) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of ASCI representing 15% or more of the combined voting power of ASCI's then-outstanding securities (a "15% Beneficial Owner"); provided, however, that (a) the term "15% Beneficial Owner" shall not include (1) Kelso ASI Partners, L.P. and Kelso American Standard Partners, L.P. ("Kelso") and their affiliates or their immediate transferees provided that any such transferee holding 15% or more of the combined voting power of ASCI's outstanding securities following any such transfer does not following or concurrently with such transfer acquire any additional shares of such securities except from Kelso or any of their affiliates or (2) any Beneficial Owner who has crossed such 15% threshold solely as a result of an acquisition of securities directly from ASCI, or solely as a result of an acquisition by ASCI of ASCI's securities, until such time thereafter as such person acquires additional voting securities other than directly from ASCI and, after giving effect to such acquisition, such person would constitute a 15% Beneficial Owner; and (b) with respect to any person eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Act with respect to ASCI securities (an "Institutional Investor"), there shall be excluded from the number of securities deemed to be beneficially owned by such person a number of securities representing not more than 10% of the combined voting power of ASCI's then-outstanding securities;

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                  (ii) during any period of two consecutive years beginning
         after December 1, 1996, individuals who at the beginning of such period constitute the ASCI Board together with those individuals who first become directors during such period (other than by reason of an agreement with ASCI or the ASCI Board in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the ASCI Board was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the ASCI Board;

                  (iii) the shareholders of ASCI approve a merger, consolidation, recapitalization or reorganization of ASCI, or a reverse stock split of any class of voting securities of ASCI, or the consummation of any such transaction if shareholder approval is not obtained, other than such transaction which would result in at least 75% of the total voting power represented by the voting securities of ASCI or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together owned at least 75% of the combined voting power of the voting securities of ASCI outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), (a) such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of ASCI or of such surviving entity or of any subsidiary of ASCI or such surviving entity and (b) voting securities beneficially owned by such persons who receive them other than as holders of voting securities of ASCI outstanding immediately prior to such transaction shall not be taken into account for purposes of determining whether such 75% threshold (or such relative voting power) is satisfied;

                  (iv) the shareholders of ASCI approve a plan of complete liquidation or dissolution of ASCI or an agreement for the sale or disposition of all or substantially all the assets of ASCI unless following the completion of such liquidation or dissolution, or such sale or disposition, the 75% threshold (and relative voting power) requirements set forth in sub-paragraph (iii) above are satisfied; or

                  (v) any other event which the ASCI Committee determines shall constitute a Change of Control for purposes of this Plan;

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provided, however, that a Change of Control shall not be deemed to have occurred if one of the following exceptions applies:

         (1) Unless a majority of the Continuing Directors and of the ASCI Committee determine that the exception set forth in this paragraph (1) shall not apply, none of the foregoing conditions would have been satisfied but for one or more of the following persons acquiring or otherwise becoming the Beneficial Owner of securities of ASCI: (A) any person who has entered into a binding agreement with ASCI, which agreement has been approved by two-thirds of the Continuing Directors, limiting the acquisition of additional voting securities by such person, the solicitation of proxies by such person or proposals by such person concerning a business combination with ASCI (a "Standstill Agreement"); (B) any employee benefit plan, or trustee or other fiduciary thereof, maintained by ASCI or any subsidiary of ASCI; (C) any subsidiary of ASCI; or (D) ASCI.

         (2) Unless a majority of the Continuing Directors and the ASCI Committee determine that the exception set forth in this paragraph (2) shall not apply, none of the foregoing conditions would have been satisfied but for the acquisition by or of ASCI of or by another entity (whether by the merger or consolidation, the acquisition of stock or assets, or otherwise) in exchange, in whole or in part, for securities of ASCI, provided that, immediately following such acquisition, the Continuing Directors constitute a majority of the ASCI Board, or a majority of the board of directors of any other surviving entity, and, in either case, no agreement, arrangement or understanding exists at that time which would cause such Continuing Directors to cease thereafter to constitute a majority of the ASCI Board or of such other board of directors.

         Notwithstanding the foregoing, unless otherwise determined by a majority of the Continuing Directors, no Change of Control shall be deemed to have occurred with respect to a particular Participant if the Change of Control results from actions or events in which such Participant is involved in a capacity other than solely as an officer, employee or director of ASCI.

         For purposes of the foregoing definition of Change of Control, the term "Beneficial Owner," with respect to any securities, shall mean any person who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 (as such Rules are in effect on December 1, 1996) under the Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a person shall not be deemed the Beneficial Owner of any security as a result of any agreement, arrangement or understanding to vote such security (A) arising solely from a revocable proxy or consent

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solicited pursuant to, and in accordance with, the applicable provisions of the
Act and the rules and regulations thereunder or (B) made in connection with, or otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Act and the rules and regulations thereunder, in either case described in clause (A) or clause (B) above whether or not such agreement, arrangement or understanding is also then reportable by such person on Schedule 13D under the Act (or any comparable or successor report), and (ii) a person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

         1.9. Change of Control Stock Value means the value of a share of Common Stock determined as follows:

                  (i) if the Change of Control results from an event described in clause (iii) of the Change of Control definition, the highest per share price paid for shares of Common Stock of ASCI in the transaction resulting in the Change of Control;

                  (ii) if the Change of Control results from an event described in clauses (i), (ii) or (v) of the Change of Control definition and no event described in clauses (iii) or (iv) of the Change of Control definition has occurred in connection with such Change of Control, the highest sale price of a share of Common Stock of ASCI on any trading day during the 60 consecutive trading days immediately preceding and following the date of such Change of Control as reported on the New York Stock Exchange Composite Tape, or other national securities exchange on which the Common Stock is traded, and published in The Wall Street Journal; or

                  (iii) if the Change of Control results from an event described in clause (iv) of the Change of Control definition, the price per share at which shares of Common Stock are redeemed or exchanged by their holders in the transaction described in such clause (iv) or, if there has been no such redemption or exchange, the higher of the amounts determined in accordance with clause (i) or clause (ii) of this Change of Control Stock Value definition.

         1.10. Common Stock means the common stock, par value $0.01 per share, of ASCI.

         1.11. Company means American Standard Inc., a Delaware corporation.

         1.12. Creditor means a general creditor of ASCI, the Company or a Subsidiary, as appropriate, and Judgment Creditor means a Creditor who has obtained a judgment against ASCI, the Company or a Subsidiary, as appropriate, from a court of competent jurisdiction and

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who has made written demand to ASCI, the Company or such Subsidiary for payment on such judgment which has gone unsatisfied for at least 180 days.

         1.13. Fair Market Value on any date means the closing price of a Share on such date as reported on the New York Stock Exchange consolidated reporting system.

         1.14. Insolvent means the inability to pay debts as they mature or being subject to proceedings as a debtor under the United States Bankruptcy Code, and Insolvency means the state of being insolvent.

         1.15. Participant means an employee of ASCI, the Company or one of its Subsidiaries who participates in the Plan.

         1.16. Plan means either the American Standard Inc. Long-Term Incentive Compensation Plan or the American Standard Companies Inc. Supplemental Incentive Plan, as either is in effect from time to time.

         1.17. Plan Payout means a payment made pursuant to Section 5(a) of the American Standard Inc. Long-Term Incentive Compensation Plan or pursuant to the payout provisions of the American Standard Companies Inc. Supplemental Incentive Compensation Plan.

         1.18. Prime Rate means the rate of interest publicly announced from time to time by the New York City office of Citibank N.A. as its prime or reference rate, adjusted as of the first business day of each calendar quarter.

         1.19. Share means a share of Common Stock.

         1.20. Share Award Account means a separate account established under the Trust with respect to which the Participant's interests under the Plan are credited.

         1.21. Subsidiary means a corporation in which the Company owns, directly or indirectly, more than 50% of the voting power represented by stock entitled to vote for the election of directors, or a partnership in which the Company owns, directly or indirectly, at least 50% of the capital or profits interests in such partnership.

         1.22. Restatement Date means February 3, 1995.

         1.23. Termination Date of a Participant means the date on which such Participant's employment with ASCI, the Company and each of its Subsidiaries terminates for any reason, including death.

         1.24. Trust means the trust fund established under this Trust
Agreement.

         1.25. Trustee means Robert M. Kennedy or such successor trustee as shall be

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appointed by the ASI Committee pursuant to Section 19 hereof.

2.       Establishment and Duration of Trust; Trustees Powers.

         The Trust is hereby established under the Plan to fulfill certain obligations thereunder of ASCI, the Company and the Company's Subsidiaries to Participants. ASCI, the Company and the Subsidiaries shall remain primarily responsible to fulfill payment obligations under the Plans, and may make payments directly to Participants as they become due. Such employers shall notify the Trustee of any decisions to pay benefits directly. To the extent payments are made from the Trust, the employer's liability to make payments shall be reduced correspondingly. The Trust shall continue in effect until terminated by action of the ASI Board; provided that the Trust shall in any event terminate when all amounts owed to Participants have been paid or the Trust has been exhausted. The Trust is intended to be a grantor trust within the meaning of Sections 671 through 679 of the Internal Revenue Code of 1986, as needed (the "Code").

         The Trustee shall invest and reinvest the assets of the Trust without distinction between principal and income; provided, however, that the Trustee shall hold in the Trust all Shares that it receives, and the Trustee shall distribute such Shares to the Participants (or to their Beneficiaries) entitled to such distributions when and as directed by the ASI Committee in accordance with the terms of the Incentive Plan. The ASI Committee shall direct the investment of any cash contributions to the Trust in its discretion. Pending investment of any such cash contributions, the Trustee may temporarily invest and reinvest such contributions in any marketable short- and medium-term fixed income securities, United States Treasury Bills, other short- and medium-term government obligations, commercial paper, other money market instruments and part interests in any one or more of the foregoing, or may maintain cash balances consistent with the liquidity needs of the Trust as determined by the Trustee. The ASI Committee may direct the Trustee to maintain separate investment funds, allocate contributions among such funds, and make transfers among such funds.

         Subject to the provisions hereof, the Trustee shall be authorized and empowered to exercise any and all of the following rights, powers and privileges with respect to any cash, securities or other properties held by the Trustee in trust hereunder:

         1. To sell, exchange, mortgage or lease any such property and to convey, transfer or dispose of any such property on such terms and conditions as the Trustee deems appropriate.

         2. To grant options for the sale, transfer, exchange or disposal of any such

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property and to exercise any subscription rights or conversion privileges with respect to any securities held in the Trust Fund.

         3. To exercise all voting rights pertaining to any securities; to consent to or request any action on the part of the issuer of any such securities; and to give general or special proxies or powers of attorney with or without power of substitution.

         4. To collect and receive any and all money and other property of whatsoever kind or nature due or owing or belonging to the Trust Fund and to give full discharge and acquaintance therefor; and to extend the time of payment of any obligation at any time owing to the Trust Fund, as long as such extension is for a reasonable period and continues reasonable interest.

         5. To cause any securities or other property to be registered in, or transferred to, the individual name of the Trustee or in the name of one or more of its nominees, or one or more nominees of any system for the centralized handling of securities, or to retain such investments unregistered and in form permitting transferability by delivery (provided that the books and records of the Trust at all times show that all such investments are a part of the Trust
Fund).

         6. To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings whenever, in its judgment, any interest of the Trust requires it; and to represent the Trust in all suits or legal proceedings in any court of law or equity or before any other body or tribunal, insofar as such suits or proceedings relate to any property forming part of the Trust Fund or to the administration of the Trust Fund.

         7. Generally, to do all acts, whether or not expressly authorized, which are necessary or appropriate to carry out the intent of this Trust Agreement.

3.       Contribution of Shares to Trust.

         As of the date any Plan Payout authorized under the Plan which consists in whole or in part of Shares is made, ASCI or the Company shall contribute to the Trust, for credit to the Share Award Account of each Participant who is granted such a Plan Payout, that number of whole and fractional Shares, valued at their Fair Market Value on such date, equal to the percentage of such Plan Payout consisting of Shares.


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4.       Share Award Accounts.

         Each Participant's Share Award Account shall record the number of Shares and fractions thereof credited to such Share Award Account as a Plan Payout and the date as of which each such Plan Payout was made.



5.       Voting Rights.

         Shares credited to each Participant's Share Award Account shall be voted by the Trustee as recommended by the ASI Board on its proxy voting card.



6.       Distributions from Trust.

         The Committee may at any time prior to a Change of Control direct that the Shares and any other property ("Non-Share Interests") credited to a Participant's Share Award Account be distributed from the Trust. If not earlier distributed in accordance with the foregoing sentence, upon the termination of a Participant's employment prior to a Change of Control, such Participant (or, in the event of his death, his Beneficiary) shall be entitled to a distribution from the Trust of all Shares and Non-Share Interests credited to his Share Award Account; provided that, so long as such direction shall not cause the Company or ASCI to breach any covenant or otherwise incur a default under any credit or other financing agreement to which it is a party, ASCI or the Company may direct the Trustee to pay the Participant (or his Beneficiary) the Cash Value of such Shares in lieu of a distribution in Shares. Notwithstanding the foregoing, in the case of any Participant whose employment terminated prior to the Restatement Date and, as of the Restatement Date, whose Share Award Account is credited with Shares, such Shares and Non-Share Interests credited to such Account shall be distributed to such Participant as soon as administratively practicable following the Restatement Date, but in any event, no later than one year from such Date.



7.       Change of Control.

         Upon a Change of Control, each Participant shall be entitled to receive a lump sum cash payment equal to the sum of (i) the Change of Control Stock Value of all Shares credited to his Share Award Account and (ii) the value of any Non-Share Interests credited to his Share Award Account (unless within one
(1) business day following such a Change of Control, such Participant has delivered written notice to the Trustee pursuant to Section 10 hereof requesting

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a distribution from the Trust of all Shares and/or Non-Share Interests credited to such Participant's Share Award Account in the event of a Change of Control, in lieu of a cash payment equal to the Change of Control Stock Value of such Shares and/or the value of Non-Share Interests, in which case such Participant shall be entitled to receive a distribution of all Shares and/or Non-Share Interests credited to such Participant's Share Award Account) as soon as practicable. Upon a Change of Control, the Trustee shall determine as promptly as practicable the Change of Control Stock Value of the Shares in the Trust and shall promptly thereafter deliver a written notice (the "Trustee Notice") to the Company setting forth such Change of Control Stock Value and the manner of its determination and requesting that the Company purchase all Shares in the Trust (except for Shares credited to Participants' Share Award Accounts as to which Participants have requested a distribution in the event of a Change of Control in lieu of a cash payment equal to the Change of Control Value therefor). A copy of such Trustee Notice shall be sent to each Participant. Following the receipt of the Trustee Notice, the Company shall, within three (3) business days following the Company's receipt of such Trustee Notice, make a cash payment to the Trustee equal to the Change of Control Stock Value of such Shares against delivery of such Shares by the Trustee to the Company. In the event that the Company shall not have made such cash payment to the Trustee within such (3) business day period, interest on the amount owing to the Trustee will accrue at a rate per annum equal to the Prime Rate plus 4% and shall be compounded monthly until paid. Upon a Change of Control, the Trustee shall sell as promptly as practicable the Non-Share Interests (other than cash) of the Trust (except for such Non-Share Interests credited to Participants' Share Award Accounts as to which Participants have requested a distribution in-kind in the event of a Change of Control in lieu of a cash payment equal to the value therefor). Upon receipt by the Trustee of (i) the cash payment from the Company for the Shares and (ii) the proceeds from the sale of the Non-Share Interests (other than cash), the Trustee shall make to each Participant the lump-sum cash payment contemplated by the first sentence of this Section 7 with interest, if any, accrued pursuant to this Section 7, plus a cash payment equal to the cash, if any, credited to such Participant's Share Award Account. For purposes of this
Section 7, the Trustee's determination of the Change of Control Stock Value of a Participant in the Trust shall be binding and conclusive.



8.       Issuance of Share Certificates.

         If a Participant (or, in the event of his death, his Beneficiary) receives a distribution of Shares pursuant to Section 6 or 7, the Trustee shall deliver to such Participant or Beneficiary a certificate or certificates evidencing the Shares credited to such Participant's Share Award Account, as soon as administratively practicable after the Participant's Termination Date or a

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Change of Control, as the case may be.



9.       Changes in Capital Structure.

         In the event of the payment of any dividend payable in, or the making of any distribution of, Shares to holders of record of Shares during the period any Shares awarded under the Plan are credited to a Participant's Share Award Account; or in the event of any stock split, combination of Shares, recapitalization or other similar change in the authorized capital stock of ASCI during such period; or in the event of the merger or consolidation of ASCI into or with any other corporation or the reorganization, dissolution or liquidation of ASCI during such period; there shall be credited to such Participant's Share Award Account such new, additional or other shares of capital stock of any class, or other property (including cash), as such Participant would be entitled to receive as a matter of law if such Participant were a shareholder of ASCI at the time of such event.



10.      Administration.

         This Trust Agreement shall be administered by the ASI Committee, which shall have full power and authority (to the extent not inconsistent with the terms and purposes of the Plan and this Trust Agreement) prior to a Change of Control to interpret and carry out the terms of, and to establish, amend or rescind rules and regulations relating to, this Trust Agreement; to appoint a recordkeeper for this Trust Agreement and to rescind any such appointment; and to take such other actions and to make such other determinations relating to this Trust Agreement as may be necessary or advisable in connection with the Plan. The ASI Board or the Committee may, by resolution or written direction, delegate to any agent or agents it shall appoint, including any officer or employee of the Company or ASCI, the authority to exercise any of its administrative duties and responsibilities hereunder.

         All forms required to be filed hereunder and all other communications with respect hereto shall be addressed to the ASI Committee, the Company, ASCI or the Trustee, as the case may be, in care of the Secretary, American Standard Inc., One Centennial Avenue, Piscataway, New Jersey, 088556820, or to such other address as the ASI Committee, ASCI, the Company or the Trustee, as the case may be, may designate from time to time.



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11.      Trust Subject to Creditor Claims.

         Notwithstanding any other provision of this Trust Agreement or the Plan, the Trustee shall hold the assets of the Trust for the benefit of Creditors to the extent provided in Sections 12 and 13 hereof. No Participant or Beneficiary shall have any rights greater than the rights of any other unsecured Creditor, and no Participant or Beneficiary shall have any right against or security interest in the Trust. The Chief Executive Officer or Chief Financial Officer of ASCI, the Company or each Subsidiary shall have the duty to inform the Trustee in writing of the Insolvency of ASCI, the Company or any such Subsidiary, as the case may be.



12.      Effects of Insolvency.

         Upon receipt prior to a Change of Control of any written allegation of the Insolvency of ASCI, the Company or any Subsidiary which has an interest in the Trust, the Trustee shall suspend the making of any distribution from the Trust and shall immediately notify ASCI, the Company and any affected Subsidiary in writing of such allegation. Within 30 days of receipt of such an allegation, the Trustee shall determine whether ASCI, the Company or the relevant Subsidiary is Insolvent. If the Trustee determines ASCI, the Company or the relevant Subsidiary to be Insolvent, or if the Trustee otherwise has actual knowledge that ASCI, the Company or the relevant Subsidiary is Insolvent, the Trustee shall cease making distributions hereunder and shall hold the portion of the Trust held for the benefit of such entity for the benefit of its Creditors until otherwise instructed by a court of competent jurisdiction. If the Trustee determines that ASCI, the Company or the relevant Subsidiary is not Insolvent, the Trustee shall resume making appropriate distributions from the Trust to Participants and Beneficiaries in accordance with this Agreement. Notwithstanding the foregoing, if the ASCI Board, the ASI Board, the Chief Executive Officer or the Chief Financial Officer of ASCI, the Company or the relevant Subsidiary delivers to the Trustee a sworn statement that ASCI, the Company or such Subsidiary is Insolvent, the Trustee shall make distributions from the portion of the Trust held for the benefit of such entity only as directed by a court of competent jurisdiction, until such time as the Trustee determines that ASCI, the Company or the relevant Subsidiary, as the case may be, is not Insolvent.



13.      Judgment Creditor Claims.

         In addition to the rights of Creditors set forth in Section 12 hereof, and notwithstanding any other provision of this Trust Agreement, the assets of the Trust shall at all times prior to a Change of Control be available to satisfy claims of Judgment Creditors. Upon receipt by the

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Trustee of proof satisfactory to the Trustee that a Creditor is a Judgment
Creditor, the Trustee shall satisfy the claim of such Judgment Creditor, to the extent possible, from the assets of the Trust, and the Trustee shall be fully indemnified hereunder in satisfying such claim.



14.      Distributions Due to Certain Tax Consequences.

         Notwithstanding any provision of this Trust Agreement other than Sections 12 and 13 hereof, if a Participant (or Beneficiary) is determined to be subject to United States federal income tax on any portion of his interest in the Trust prior to the time of distribution of such interest that portion of such interest shall be distributed by the Trustee to such Participant or Beneficiary. A portion of a Participant's (or Beneficiary's) interest in the Trust shall be determined to be subject to United States federal income tax upon the earliest of (i) receipt by the Participant (or Beneficiary) of a notice of deficiency from the United States Internal Revenue Service with respect to such interest which is not contested by such Participant (or Beneficiary); (ii) execution of a closing agreement between the Participant (or Beneficiary) and the Internal Revenue Service which provides that such interest is includible in the Participant's (or Beneficiary's) gross income; and (iii) a final determination by the United States Tax Court or any other federal court which holds that such interest is includible in the Participant's (or Beneficiary's) gross income.



15.      Reports and Records.

         The Trustee shall:

         15.1. keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions in the Trust as he shall deem necessary and proper with respect to his administration of the Trust, and permit inspection of such accounts, records and assets of the Trust by any duly authorized representative of the Company or ASCI at any time during usual business hours;

         15.2. make such periodic reports to the Company or ASCI as it shall reasonably request;

         15.3. prepare and timely file such tax returns and other reports, together with supporting data and schedules, as may be required of the Trustee by law, with any taxing authority or any other government authority, whether local, state or federal.

16.      Taxes.

         ASCI, the Company and each participating Subsidiary agree that their respective share of all income, deductions and credits of the Trust belong to them as owners for income tax purposes and shall, as appropriate, be included on their tax returns. The Company or ASCI shall from time to time pay taxes (references in this Trust Agreement to the payment of taxes shall include interest and applicable penalties) of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust, the income or any property forming a part thereof, or any security transaction pertaining thereto. Any amounts distributed from the Trust shall be reduced by the amount of any withholding taxes required by law, and the Trustee shall have the responsibility to withhold and pay such amounts to the appropriate governmental authorities. The Trustee shall inform the Company and ASCI in writing of all amounts withheld and of all distributions hereunder to a Participant or Beneficiary. The Trustee shall be entitled to satisfy such withholding tax obligations and payments to a Participant or Beneficiary by retaining an appropriate number of Shares and selling such Shares.



17.      For the Benefit of the Trustee.

         17.1. Expenses of the Trustee. The Company or ASCI shall reimburse the Trustee for any expenses incurred by the Trustee including, but not limited to, all proper charges and disbursements of the Trustee, and reasonable fees for legal services rendered to the Trustee (whether or not rendered in connection with a judicial or administrative proceeding). The Trustee's entitlement to reimbursement hereunder shall not be affected by the resignation or removal of the Trustee or by the termination of the Trust.

         17.2. Indemnification of Trustee. ASCI or the Company shall indemnify, defend and hold the Trustee harmless from and against any claim, liability, cost or expense (including reasonable attorneys' fees) asserted against, imposed on or suffered or incurred by the Trustee in the good-faith carrying out of his duties and responsibilities hereunder and in his good-faith compliance with any written instructions delivered to him by the Company or ASCI with respect thereto.



18.      Resignation and Removal of Trustee.

         The Trustee may be removed by the Committee at any time with the approval of Participants whose Share Award Accounts comprise 75% or more of the Shares held by the

Trust. The Trustee may resign at any time upon notice in writing to the Company and ASCI.

19.      Successor Trustee.

         Upon the removal or resignation of the Trustee, the Committee may designate a successor Trustee to act hereunder, which shall have the same powers and duties as those conferred upon the Trustee. Upon such designation, and upon the written acceptance of the successor Trustee, the former Trustee shall, if necessary, assign, transfer and pay over to such successor Trustee the assets then constituting the Trust. A successor Trustee shall have all the rights and powers under this Trust Agreement as an original Trustee.



20.      Amendment of Trust.

         All contributions made by ASCI, the Company or any Subsidiary shall be irrevocable unless the benefits payable hereunder have been otherwise paid to the Participants by ASCI, the Company or a Subsidiary; provided that, the Company or ASCI may amend, in whole or in part, any or all of the provisions of this Trust Agreement, provided that no such amendment may affect the rights, protections, duties or responsibilities of the Trustee without his consent and, provided further, that no such amendment may (a) permit any part of the corpus or income of the Trust to be returned or diverted to the Company or ASCI or (b) diminish, reduce, alter, or impair any Participant's Share Award Account without such Participant's consent.



21.      No Right of Alienation or Employment.

         Except as required in Sections 11 through 13 hereof, at no time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries shall any part of the corpus and/or income of the Trust be used for, or diverted to purposes other than for the exclusive purpose of providing benefits to Participants and their Beneficiary. No Participant or Beneficiary shall have any right or interest in the assets of the Trust which is greater than the rights of any Creditor. The assets of the Trust shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. This Trust Agreement does not give any Participant a right to continued employment with ASCI, the Company or any Subsidiary.



22.      Headings.

         Section headings in this Trust Agreement are for reference only. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.

23.      Construction.

         This Trust Agreement shall be construed and regulated by the laws of the State of New York except where such laws are superseded by federal laws.



24.      Successors.

         This Trust Agreement shall be binding upon, and the powers herein granted to the ASI Committee, the Company, ASCI and the Trustee, respectively, shall be exercisable by, the respective successors and assigns of the ASI Committee, the Company, ASCI and the Trustee.



25.      Separability.

         If any part of this Trust Agreement shall be found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions hereof. Such invalid or unenforceable part shall be fully separable and this Trust Agreement shall be construed and enforced as if such part had not been inserted herein.



26.      Gender and Number.

         Whenever used herein, the masculine shall be interpreted to include the feminine and neuter, the neuter to include the masculine and feminine, the singular to include the plural and the plural to include the singular, in each case unless the context requires otherwise.



27.      Assignment.

         The benefits payable under this Trust Agreement may not be assigned, alienated, pledged, attached or garnished.

         IN WITNESS WHEREOF, each of the parties hereto has executed or caused to be executed this Trust Agreement as of the date and year first written above.

                                            AMERICAN STANDARD COMPANIES INC.

                                            __________________________________

                                            By:

                                            Its:





                                            AMERICAN STANDARD INC.

                                            __________________________________

                                            By:

                                            Its:





                                            THE TRUSTEE:

                                            __________________________________

                                            ROBERT M. KENNEDY